As filed with the Securities and Exchange Commission on October 18, 2022

Registration No. 333-___________

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

fOrm S-8

registration statement under the securities act of 1933

PetVivo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-0363559
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5251 Edina Industrial Blvd., Edina, MN 55439

(Address of Principal Executive Offices) (Zip Code)

PetVivo Holdings, Inc.

Amended and Restated

2020 Equity Incentive Plan

(Full title of the plan)

John Lai

Chief Executive Officer

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Laura M. Holm, Esq.

Patrick Pazderka, Esq.

Fox & Rothschild, LLP

Campbell Mithun Tower

222 S. Ninth St., Suite 2000

Minneapolis MN 55402-3338

(612) 607-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

At the 2022 Annual Meeting of Stockholders of PetVivo Holdings, Inc. (the “Company”) held on October 14, 2022, the Company’s stockholders approved the PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended 2020 Plan”), which provides for grants of equity awards to designated employees, directors and other service providers of the Company and its affiliates. The number of shares of the Company’s common stock, $0.001 par value (“Common Stock”) which may be granted under the Amended 2020 Plan has been increased by 2,000,000 from the previous 1,000,000 shares of Common Stock which were previously authorized for issuance under the PetVivo Holdings, Inc. 2020 Equity Incentive Plan, effective September 22, 2020 (the “2020 Plan”). This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of the additional 2,000,000 shares of Common Stock authorized for issuance under the Amended 2020 Plan.

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 with respect to the 2020 Plan (Registration No. 333-265717), filed with the Securities and Exchange Commission on June 17, 2022 (the “Initial Registration Statement”), including the information contained therein and any amendments thereto, are hereby incorporated by reference to this Registration Statement, except that the provisions contained in Part II of the Initial Registration Statement are modified as set forth in this Registration Statement.

PART I

Information Required In The SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of the Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Amended 2020 Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

Information Required In The Registration Statement

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed (not furnished) with the SEC:

(a)	The Company’s Annual Report on Form 10-K for the year ended March 31, 2022 filed with the SEC on June 24, 2022 (File No. 001-40715);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 11, 2022 (File No. 001-40715);

(c)	The Company’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on June 24, 2022, June 29, 2022, August 1, 2022, August 5, 2022, August 11, 2022, and October 17, 2022 and Form 8-K/A filed on August 5, 2022 (File No. 001-40715);

(d)	The Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2022 Annual Meeting of Stockholders filed with the SEC on August 26, 2022 (File No. 001-40715); and

(e)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on August 5, 2021, including any amendment or reports filed for the purpose of updating such description (File No. 001-40715).

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14, or Section 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1	Articles of Incorporation of PetVivo Holdings Inc., as amended (incorporated by reference to Exhibit 3.1 in PetVivo Holdings, Inc. Registration Statement on Form S-8 filed with the SEC on June 17, 2022)

3.2*	Amended and Restated Bylaws of PetVivo Holdings Inc.

5.1*	Opinion of Fox Rothschild LLP

23.1*	Consent of Assurance Dimensions Inc., Independent Registered Public Accounting Firm

23.2*	Consent of Fox Rothschild LLP (included in legal opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1	PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 in PetVivo Holdings, Inc. Current Report On Form 8-K filed with the SEC on October 17, 2022)

107*	Filing Fee Table

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 18, 2022.

PETVIVO HOLDINGS, INC.
(Registrant)

By:	/s/ John Lai
John Lai
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of PetVivo Holdings, Inc. constitute and appoint John Lai and Robert Folkes, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ John Lai	President, Chief Executive Officer and Director
John Lai	(Principal Executive Officer)	October 18, 2022

/s/ Robert Folkes	Chief Financial Officer
Robert Folkes	(Principal Financial and Accounting Officer)	October 18, 2022

/s/ James Martin	Director, Chairman of the Board	October 18, 2022
James Martin

/s/ Leslie Coolidge	Director	October 18, 2022
Leslie Coolidge

/s/ Joseph Jasper	Director	October 18, 2022
Joseph Jasper

/s/ Scott Johnson	Director	October 18, 2022
Scott Johnson

/s/ Robert Costantino	Director	October 18, 2022
Robert Costantino

/s/ Robert Rudelius	Director	October 18, 2022
Robert Rudelius